Exhibit 99.1
Darden Restaurants Reports Fiscal 2023 First Quarter Results;
Declares Quarterly Dividend;
And Reiterates Fiscal 2023 Financial Outlook

ORLANDO, Fla., September 22, 2022 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the first quarter ended August 28, 2022.

First Quarter 2023 Financial Highlights
•Total sales increased 6.1% to $2.4 billion driven by a blended same-restaurant sales increase of 4.2% and sales from 34 net new restaurants
•Same-restaurant sales:

Consolidated Darden	4.2%
Olive Garden	2.3%
LongHorn Steakhouse	4.2%
Fine Dining	7.6%
Other Business	7.6%
•Reported diluted net earnings per share was $1.56 as compared to last year's reported diluted net earnings per share of $1.76
•The Company repurchased $199 million of its outstanding common stock

“I am pleased with the performance of all our brands in what remains a challenging inflationary and uncertain macroeconomic environment,” said Darden President & CEO Rick Cardenas. "We had a solid quarter and we saw more normal seasonality return to our business, which we did not experience last year. Darden’s strategy, together with the breadth of our brand portfolio, our team members’ passion to serve, and the strength of our balance sheet, gives me confidence in our ability to continue to win.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q1 Sales		Q1 Segment Profit
($ in millions)	2023	2022	2023	2022
Consolidated Darden	$2,446.1	$2,306.0
Olive Garden	$1,130.7	$1,090.4	$216.1	$253.3
LongHorn Steakhouse	$604.6	$567.1	$92.0	$107.5
Fine Dining	$183.4	$168.8	$30.0	$33.5
Other Business	$527.4	$479.7	$72.3	$84.8

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.21 per share on the Company's outstanding common stock. The dividend is payable on November 1, 2022 to shareholders of record at the close of business on October 10, 2022.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.7 million shares of its common stock for a total cost of approximately $199 million. As of the end of the fiscal first quarter, the Company had approximately $912 million remaining under the current $1 billion repurchase authorization.

Fiscal 2023 Financial Outlook
The company reaffirmed all aspects of its financial outlook:
•Total sales of $10.2 to $10.4 billion
•Same-restaurant sales growth of 4% to 6%
•55 to 60 new restaurant openings
•Total capital spending of $500 to $550 million
•Total inflation of approximately 6%
•An effective tax rate of approximately 13.5%
•Diluted net earnings per share from continuing operations of $7.40 to $8.00
•Approximately 124 million weighted average diluted shares outstanding

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, September 22, 2022 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://app.webinar.net/DQdyamwLRkP at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-458-4121 and enter passcode 9557965. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: the impacts of the novel coronavirus (COVID-19) pandemic on our business and the global economy, a failure to address cost pressures and a failure to effectively deliver cost management activities, economic factors and their impacts on the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing and guest relationship tactics, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/28/22	8/29/21
Olive Garden	887	877
LongHorn Steakhouse	549	535
Cheddar's Scratch Kitchen	174	170
Yard House	85	82
The Capital Grille	61	61
Seasons 52	45	44
Bahama Breeze	42	42
Eddie V's	29	27
The Capital Burger	3	3
Darden Continuing Operations	1,875	1,841

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/28/2022	8/29/2021
Sales	$2,446.1	$2,306.0
Costs and expenses:
Food and beverage	795.3	685.4
Restaurant labor	793.8	736.0
Restaurant expenses	403.5	378.1
Marketing expenses	30.3	23.9
General and administrative expenses	88.3	113.0
Depreciation and amortization	95.6	89.0
Impairments and disposal of assets, net	(4.9)	—
Total operating costs and expenses	$2,201.9	$2,025.4
Operating income	244.2	280.6
Interest, net	19.8	15.6
Earnings before income taxes	224.4	265.0
Income tax expense	30.8	33.3
Earnings from continuing operations	$193.6	$231.7
Losses from discontinued operations, net of tax benefit of $0.0 and $0.5, respectively	(0.6)	(0.8)
Net earnings	$193.0	$230.9
Basic net earnings per share:
Earnings from continuing operations	$1.58	$1.78
Losses from discontinued operations	(0.01)	(0.01)
Net earnings	$1.57	$1.77
Diluted net earnings per share:
Earnings from continuing operations	$1.56	$1.76
Losses from discontinued operations	—	(0.01)
Net earnings	$1.56	$1.75
Average number of common shares outstanding:
Basic	122.9	130.3
Diluted	123.9	131.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/28/2022	5/29/2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$377.5	$420.6
Receivables, net	50.7	72.0
Inventories	273.1	270.6
Prepaid income taxes	68.8	274.8
Prepaid expenses and other current assets	170.9	141.4
Total current assets	$941.0	$1,179.4
Land, buildings and equipment, net	3,485.8	3,356.0
Operating lease right-of-use assets	3,452.8	3,465.1
Goodwill	1,037.4	1,037.4
Trademarks	806.3	806.3
Other assets	291.2	291.6
Total assets	$10,014.5	$10,135.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$406.9	$366.9
Accrued payroll	137.2	181.5
Accrued income taxes	43.0	32.1
Other accrued taxes	70.8	64.5
Unearned revenues	467.9	498.0
Other current liabilities	699.5	704.5
Total current liabilities	$1,825.3	$1,847.5
Long-term debt	895.1	901.0
Deferred income taxes	192.4	201.1
Operating lease liabilities - non-current	3,745.5	3,755.8
Other liabilities	1,292.1	1,232.2
Total liabilities	$7,950.4	$7,937.6
Stockholders’ equity:
Common stock and surplus	$2,215.4	$2,226.0
Retained earnings (deficit)	(151.7)	(25.9)
Accumulated other comprehensive income (loss)	0.4	(1.9)
Total stockholders’ equity	$2,064.1	$2,198.2
Total liabilities and stockholders’ equity	$10,014.5	$10,135.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Thirteen Weeks Ended
	8/28/2022	8/29/2021
Cash flows—operating activities
Net earnings	$193.0	$230.9
Losses from discontinued operations, net of tax	0.6	0.8
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	95.6	89.0
Impairments and disposal of assets, net	(4.9)	—
Stock-based compensation expense	20.3	27.6
Change in current assets and liabilities and other, net	123.2	(168.0)
Net cash provided by operating activities of continuing operations	$427.8	$180.3
Cash flows—investing activities
Purchases of land, buildings and equipment	(122.8)	(82.7)
Proceeds from disposal of land, buildings and equipment	10.4	3.4
Purchases of capitalized software and changes in other assets, net	(5.7)	(4.4)
Net cash used in investing activities of continuing operations	$(118.1)	$(83.7)
Cash flows—financing activities
Net proceeds from issuance of common stock	6.4	19.6
Dividends paid	(148.5)	(143.5)
Repurchases of common stock	(199.0)	(186.3)
Other, net	(4.3)	(2.6)
Net cash used in financing activities of continuing operations	$(345.4)	$(312.8)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	(0.5)	0.8
Net cash provided by (used in) discontinued operations	$(0.5)	$0.8

Decrease in cash, cash equivalents, and restricted cash	(36.2)	(215.4)
Cash, cash equivalents, and restricted cash - beginning of period	472.1	1,214.7
Cash, cash equivalents, and restricted cash - end of period	$435.9	$999.3

Reconciliation of cash, cash equivalents, and restricted cash:	8/28/2022	8/29/2021
Cash and cash equivalents	$377.5	$947.8
Restricted cash included in prepaid expenses and other current assets	58.4	51.5
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$435.9	$999.3